EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated April 12, 2006 accompanying the consolidated financial statements included in the Annual Report of OraLabs Holding Corp. (the "Company") on Form 10-KSB for the year ended December 31, 2005. We consent to the incorporation by reference of said report in the registration statements for OraLabs Holding Corp. on Forms S-8 (File No.'s 333-30653 and 333-81288).



/S/ GHP HORWATH, P.C.

Denver, Colorado
April 17, 2006